Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

by

GMAC LLC

and

Banc of America Securities LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. Incorporated

Greenwich Capital Markets, Inc.

Dated as of December 31, 2008

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 31, 2008, by and among GMAC LLC, a Delaware limited liability company (the “Company”) and the Dealer Managers (as defined in the Dealer Managers Agreement (as defined below)), relating to the Company’s plans to exchange certain of the Company’s and certain of its subsidiaries’ outstanding notes (the “Old Notes”), for a combination of cash, newly issued senior guaranteed notes of the Company (the “New Guaranteed Notes”) and newly issued cumulative perpetual preferred stock (the “New Preferred Stock” or the “Securities”) of Preferred Blocker Inc., a Delaware corporation and subsidiary of the Company (“Blocker Sub”), to be issued pursuant to the terms of the certificate of designations, dated as of December 31, 2008 (the “Certificate of Designations”). In connection with the Offers (as defined in the Dealer Managers Agreement (as defined below)) and the issuance of the New Preferred Stock, the Company is executing this Agreement for the benefit of the holders from time to time of Transfer Restricted Securities (as defined below) upon the occurrence of the GMAC Conversion (as defined below). The execution and delivery of this Agreement is a condition set forth in Section 10(i) of the Dealer Managers Agreement, dated November 20, 2008 and amended on November 25, 2008 (the “Dealer Managers Agreement”), among the Company and the Dealer Managers.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Dividend Rate: As defined in Section 5 hereto.

Additional Dividend Payment Date: With respect to the Transfer Restricted Securities, each Dividend Payment Date.

Advice: As defined in Section 5(b) hereto.

Agreement: As defined in the preamble hereto.

Blocker Sub: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Certificate of Designations: As defined in the preamble hereto.

Closing Date: The date of this Agreement.

Company: As defined in the preamble hereto.

Commission: The United States Securities and Exchange Commission.

Dealer Managers: As defined in the preamble hereto.

Dealer Managers Agreement: As defined in the preamble hereto.

Dividend Payment Date: As defined in the Certificate of Designations.

Exchange Act: The Securities Exchange Act of 1934, as amended.

FINRA: Financial Industry Regulatory Authority, Inc.

Freely Tradable: Means, with respect to a Security, a Security that at any time of determination (i) may be sold to the public in accordance with Rule 144 under the Securities Act or any successor provision thereof (“Rule 144”) without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in the last sentence of paragraph (b)(1)(i) of Rule 144 so long as such holding period requirement is satisfied at such time of determination), (ii) does not bear any restrictive legends relating to the Securities Act and (iii) does not bear a restricted CUSIP number.

GMAC Conversion: Means, together with related transactions, a conversion of the Company into a corporation through a statutory conversion, the creation of a holding company above the Company and the exchange of all or substantially all of the Company’s outstanding equity interests for equity interests of such holding company, the direct or indirect acquisition by Blocker Sub of all or substantially all of the Company’s outstanding equity interests in exchange for stock of Blocker Sub, the merger of the Company with and into Blocker Sub, and any other direct or indirect incorporation of the assets and liabilities of the Company, including, without limitation, by merger, consolidation or recapitalization; statutory conversion; direct or indirect, sale, transfer, exchange, pledge or other disposal of economic, voting or other rights; sale, exchange or other acquisition of shares, equity interests or assets; contribution of assets and/or liabilities; liquidation; exchange of securities; conversion of entity, migration of entity or formation of new entity; or other transaction or group of related transactions; provided that (i) if the GMAC Conversion occurs and Blocker Sub is not the resulting corporation, then the New Preferred Stock will be converted into or exchanged for preferred stock of such resulting corporation having terms substantially the same as the terms of the New Preferred Stock and (ii) in connection with a GMAC Conversion, appropriate action shall be taken, if any, to ensure that the New Preferred Stock shall continue to have the practical economic benefits of the material provisions applicable to the New Preferred Stock and the GMAC Preferred Membership Interests, including with respect to dividends, liquidation preference, priority, relative rights with respect to other equity interests and the equity value of the Company and its subsidiaries. Notwithstanding the foregoing, following the GMAC Conversion, if the issuer of the New Preferred Stock would not otherwise be the same as the issuer of the New Guaranteed Notes, then the New Preferred Stock will be converted into or exchanged for preferred stock of the issuer of the New Guaranteed Notes having terms substantially the same as the terms of the New Preferred Stock.

GMAC Preferred Membership Interests: Means the preferred membership interests of the Company that will be issued to Blocker Sub in connection with the Offers.

Holders: As defined in Section 2(b) hereof.

Majority Holders: With respect to any date, Holders of a majority of the amount of Securities registered under the Shelf Registration Statement.

New Guaranteed Notes: As defined in the preamble hereto.

New Preferred Stock: As defined in the preamble hereto.

Old Notes: As defined in the preamble hereto.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 4 hereof.

Securities: As defined in the preamble hereto.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 3(a) hereof.

Shelf Registration Statement: As defined in Section 3(a) hereof.

Transfer Agent: Mellon Investor Services LLC.

Transfer Restricted Securities: The Securities; provided that the Securities shall cease to be Transfer Restricted Securities on the earliest to occur of (i) the date on which the Shelf Registration Statement with respect to such Securities has become effective under the Securities Act and the Securities have been disposed of pursuant to such Shelf Registration Statement, (ii) the date on which such Securities cease to be outstanding or (iii) the date on which such Securities are Freely Tradable.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person (including any successors or assigns) owns Transfer Restricted Securities.

SECTION 3. Shelf Registration.

(a) Shelf Registration. If the Securities are not all Freely Tradable prior to 366 days following the GMAC Conversion (or if such day is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Filing Deadline”), the Company shall:

(i) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) on or prior to the 30th day after the Shelf Filing Deadline, which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 3(b) hereof; and

(ii) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline (or if such 60th day is not a Business Day, the next succeeding Business Day).

The Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are Freely Tradable; provided that the Company may for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year determine that the Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of such Shelf Registration Statement. Notwithstanding anything to the contrary, the requirements to file the Shelf Registration Statement and to have the Shelf Registration Statement become effective and remain effective shall terminate at such time as all of the Securities are Freely Tradable.

It is agreed that if the Shelf Registration Statement is required to be filed and effective pursuant to this Section 3 and is not so filed and effective after the Shelf Filing Deadline, the only remedy to the Holders after the Shelf Filing Deadline will be Additional Dividends as set forth in Section 4 hereof.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4. Additional Dividends. If any of the Securities are not Freely Tradable by the Shelf Filing Deadline and (i) the Shelf Registration Statement has not been declared effective by the Commission on or before the date on which such Shelf Registration Statement is required to be declared effective by the Commission pursuant to Section 3(a)(ii) or (ii) the Shelf Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement (each such event referred to in clauses (i) and (ii), a “Registration Default”), the Company hereby agrees that additional cumulative dividends shall accrue on the Transfer Restricted Securities at a rate of 0.25% per annum over the applicable dividend rate otherwise provided for in the Certificate of Designations (the “Additional Dividends”) from and including the date on which such Registration Default has occurred to but excluding the date on which all Registration Defaults have been cured. All accrued Additional Dividends shall be paid in cash when declared by Blocker Sub’s board of directors out of funds legally available for payment on each Additional Dividend Payment Date. At the earlier of (i) the cure of all Registration Defaults relating to the particular Transfer Restricted Securities or (ii) the particular Transfer Restricted Securities having become Freely Tradable, the dividend rate borne by the relevant Transfer Restricted Securities will be reduced to the original dividend rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in dividend rate, a different Registration Default occurs, the dividend rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. Additional Dividends accrued pursuant to this Section 4 but not declared by Blocker Sub’s board of directors will continue to accumulate until declared for payment by Blocker Sub’s board of directors on an Additional Dividend Payment Date. For the avoidance of doubt, Additional Dividends shall only accrue on the liquidation preference of the Transfer Restricted Security and not on any other dividends accrued but unpaid with respect to such Transfer Restricted Security.

SECTION 5. Registration Procedures.

(a) Shelf Registration Statement. If required pursuant to Section 3, in connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 5(b) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will prepare and file with the Commission the Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act within the period specified in Section 3(a)(i) hereof, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(b) General Provisions. In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, the Shelf Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), the Company shall:

(i) use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and include or incorporate by reference therein all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Company for the period specified in Section 3 hereof); upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are Freely Tradable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders of securities covered by such Shelf Registration Statement promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each selling Holder named in any Shelf Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Majority Holders or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of the Majority Holders or underwriter(s), if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) make available at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by the Majority Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Shelf Registration Statement or otherwise, except as a result of a breach of this or any other obligation of confidentiality to the Company), (B) such Person shall be required to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in the Shelf Registration Statement or the Prospectus included therein or an amendment or supplement thereto in order that the Shelf Registration Statement, prospectus, amendment or supplement, as applicable, complies with applicable requirements of the federal securities laws and the rules and regulations of the

Commission and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein if such information is required by the rules and regulations of the Commission, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be rated, if not then rated, with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter(s), if any;

(viii) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the applicable Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) unless such documents or exhibits are available on the Commission’s Electronic Data Gathering Analysis and Retrieval system or the Interactive Data Electronic Applications system;

(ix) deliver to each selling Holder of Securities covered by the Shelf Registration Statement and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each such selling Holder and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) enter into such customary agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

(A) furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the applicable Shelf Registration Statement:

(1) an opinion dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company, covering such matters as are customarily covered in opinions requested in an underwritten offering and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

(2) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 10(g) of the Dealer Managers Agreement, without exception; and

(B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 5(b)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 5(b)(x), if any.

(xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not then so subject;

(xii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of “global certificates” representing the Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiii) use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 5(b)(xi) hereof;

(xiv) if any fact or event contemplated by Section 5(b)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xv) provide a CUSIP number for all Securities not later than the effective date of the Shelf Registration Statement covering such Securities and provide the Transfer Agent with printed certificates for such Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with The Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Shelf Registration Statement; and

(xviii) provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Shelf Registration Statement set forth in Section 3 hereof, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Dividends are due pursuant to Section 4 hereof or the amount of such Additional Dividends, it being agreed that the Company’s option to suspend use of a Shelf Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 4 if such suspension exceeds an aggregate of 60 days in any three month period or an aggregate of 90 days in any calendar year.

(c) Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to undertake an Underwritten Offering pursuant to the Shelf Registration Statement within six (6) months following any Underwritten Offering (whether or not pursuant to the Shelf Registration Statement).

SECTION 6. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including any filings made by any Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)) and all rating agency fees; (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Trustee and the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b) The Company will reimburse the Holders of Transfer Restricted Securities being resold pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel as may be chosen by the vote of the Holders of the majority in aggregate amount of Transfer Restricted Securities for whose benefit the Shelf Registration Statement is being prepared.

SECTION 7. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Holder, its directors and officers, and each person, if any, who controls any Holder within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Holder, director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading; and to reimburse each Holder and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Holder or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any case to the extent such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in any Shelf Registration Statement or Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors and officers who sign a Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Majority Holders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Shelf Registration Statement or Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; and to reimburse the Company and each such director and officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7 notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise other than under the indemnity agreement contained in this Section 7 or from any liability it may have under this Section 7 to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, shall be determined in a manner as is appropriate to reflect the relative economic benefits of the Company, on the one hand, and the Holders, on the other hand, in the matters contemplated by this Agreement. The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

(f) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under Section 7(e) above; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to Section 7(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(e).

(g) Notwithstanding the provisions of Section 7(e), no Holder shall be required to contribute any amount in excess of the dollar amount by which the total net profit received by such Holder from the sale of any Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to Section 7(e) above are several, and not joint, on a pro rata basis based on such Holder’s aggregate principal amount of Transfer Restricted Securities included in such Shelf Registration Statement or Prospectus. For purposes of Section 7(e) above, each director, officer and employee of a Holder and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such a Holder, and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 9. Selection of Underwriters. The Holders covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the vote of the Holders of the majority of the outstanding shares of Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 10. Miscellaneous.

(a) Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 4 hereof and this Section 10(c)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of the Holders of a majority of the outstanding shares of Transfer Restricted Securities outstanding (in either case, excluding any Transfer Restricted Securities held by the Company or its affiliates).

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, facsimile, or air courier guaranteeing overnight delivery:

(i)	if to a Holder, at the address set forth on the stock register of the Company; and

(ii)	if to the Company:

Preferred Blocker Inc. c/o GMAC LLC 200 Renaissance Center P.O. Box 200 Detroit, Michigan 48625 Telecopier No.: (313) 656-6124 Attention: General Counsel

With a copy to: Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telecopier No.: (212) 403-2000 Attention: David E. Shapiro

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Third-Party Beneficiaries. Holders (including Broker-Dealers holding Transfer Restricted Securities) are express and intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

[Signature Pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GMAC LLC

By:	/s/ David C. Walker
Name:	David C. Walker
Title:	Group Vice President and Treasurer of Company

BANC OF AMERICA SECURITIES LLC

By:	/s/ Andrew C. Karp
Name:	Andrew C. Karp
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Stephen Cheeseman
Name:	Stephen Cheeseman
Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.

By:	/s/ David A. Dwyer
Name:	David A. Dwyer
Title:	Executive Director

BARCLAYS CAPITAL INC.

By:	/s/ Edward Witz
Name:	Edward Witz
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name:	Sharon Harrison
Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Marc Fratepietro
Name:	Marc Fratepietro
Title:	Managing Director

By:	/s/ Scott Flieger
Name:	Scott Flieger
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Michael Saron
Name:	Michael Saron
Title:	Managing Director